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                                                                      EXHIBIT 12

                       Ratio of Earnings to Fixed Charges
      and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                              (Dollars in millions)


                                                  Three Months Ended
                                       ----------------------------------------
                                          February 29,            February 28,
                                              2000                    1999
                                       -------------------     ----------------

Ratio of Earnings to Fixed Charges

Earnings:
     Income before income taxes(1)          $ 2,432                  $ 1,672
     Add:  Fixed charges, net                 4,013                    3,189
                                            -------                  -------
        Income before income taxes and
           fixed charges, net               $ 6,445                  $ 4,861
                                            =======                  =======

Fixed charges:
     Total interest expense                 $ 3,980                  $ 3,160
     Interest factor in rents                    33                       29
                                            -------                  -------

        Total fixed charges                 $ 4,013                  $ 3,189
                                            =======                  =======

Ratio of earnings to fixed charges              1.6                      1.5

Ratio of Earnings to Fixed Charges and
     Preferred Stock Dividends

Earnings:
     Income before income taxes(1)          $ 2,432                  $ 1,672
     Add:  Fixed charges, net                 4,013                    3,189
                                            -------                  -------
        Income before income taxes and
           fixed charges, net               $ 6,445                  $ 4,861
                                            =======                  =======

Fixed charges:
     Total interest expense                 $ 3,980                  $ 3,160
     Interest factor in rents                    33                       29
     Preferred stock dividends                   14                       18
                                            -------                  -------

        Total fixed charges and preferred
           stock dividends                  $ 4,027                  $ 3,207
                                            =======                  =======

Ratio of earnings to fixed charges and
     preferred stock dividends                  1.6                      1.5




                                                    Fiscal Year
                                            ---------------------------
                                              1999      1998      1997
                                            -------   -------   -------

Ratio of Earnings to Fixed Charges

Earnings:
     Income before income taxes(1)          $ 7,728   $ 5,385   $ 4,274
     Add:  Fixed charges, net                12,725    13,614    10,898
                                            -------   -------   -------
        Income before income taxes and
           fixed charges, net               $20,453   $18,999   $15,172
                                            =======   =======   =======

Fixed charges:
     Total interest expense                 $12,616   $13,514   $10,806
     Interest factor in rents                   109       100        92
                                            -------   -------   -------

        Total fixed charges                 $12,725   $13,614   $10,898
                                            =======   =======   =======

Ratio of earnings to fixed charges              1.6       1.4       1.4

Ratio of Earnings to Fixed Charges and
     Preferred Stock Dividends

Earnings:
     Income before income taxes(1)          $ 7,728   $ 5,385   $ 4,274
     Add:  Fixed charges, net                12,725    13,614    10,898
                                            -------   -------   -------
        Income before income taxes and
           fixed charges, net               $20,453   $18,999   $15,172
                                            =======   =======   =======

Fixed charges:
     Total interest expense                 $12,616   $13,514   $10,806
     Interest factor in rents                   109       100        92
     Preferred stock dividends                   72        87       110
                                            -------   -------   -------

        Total fixed charges and preferred
           stock dividends                  $12,797   $13,701   $11,008
                                            =======   =======   =======

Ratio of earnings to fixed charges and
     preferred stock dividends                  1.6       1.4       1.4


     (1)1998 Income before income taxes does not include a cumulative effect of accounting change.

     "Earnings" consist of income before income taxes and fixed charges. "Fixed charges" consist of interest costs, including interest on deposits, and that portion of rent expense estimated to be representative of the interest factor. The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.